UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2025

Nabors Energy Transition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41744	98-1729137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 West Greens Road, Suite 1200
Houston, Texas 77067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 874-0035

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one warrant	NETDU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NETD	The Nasdaq Stock Market LLC
Warrants, exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NETDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2025, Nabors Energy Transition Corp. II, a Cayman Islands exempted company (the “Company”), and Liffey Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), entered into the Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”) with e2Companies LLC, a Florida limited liability company (“e2”).

On October 14, 2025 (the “Settlement Date”), the Company, e2, Nabors Energy Transition Sponsor II LLC, a Cayman Islands limited liability company (the “Sponsor”), and Merger Sub entered into the Settlement Agreement and Release (the “Settlement Agreement”) pursuant to which (i) e2 issued a secured promissory note (the “Secured Promissory Note”) to the Company in an aggregate principal amount of $29.23 million, of which (x) $14.615 million matures on March 31, 2026 ($3.5 million of which is required to be prepaid on or before December 31, 2025) (the “First Note”), and (y) $14.615 million matures on October 14, 2028 (the “Second Note” and together with the First Note, the “Notes”), provided that, certain security interests granted by e2 and its subsidiaries will not vest until the repayment in full of all obligations owed to a priority creditor, (ii) the parties agreed to dismiss with prejudice the previously disclosed action styled Nabors Energy Transition Corp. II, et al. v. e2Companies LLC, 2025-0810-BWD and release the parties from various known and unknown claims, subject to certain carve-outs, effective upon the Settlement Date, and (iii) the Business Combination Agreement and all ancillary agreements entered into in connection therewith were deemed terminated by mutual agreement upon the Settlement Date. Prior to the maturity date of the Second Note, upon the occurrence of a Payment Event (as defined below), (i) that is a change of control (other than a change of control of a Covered Entity (as defined below) formed to effect a sale of inventory that does not result in the transfer of more than 60% of the book value of e2’s consolidated total assets), each Note shall become due and payable in full, and (ii) that is not a change of control, a minimum of 50% of the net proceeds from any Payment Event directly received by a Covered Entity or its shareholders, successors or assigns in excess of a cumulative threshold of $17.5 million of the net proceeds from all Payment Events received by a Covered Entity or its shareholders, successors or assigns, shall be used to repay, in whole or in part, first the Second Note and then the First Note (but not more than the amount of the then-current principal plus accrued interest with respect to each Note) no later than three (3) business days following consummation of such Payment Event. Further, a minimum of 10% of the net proceeds from up to $22 million of debt or equity financings by a Covered Entity consummated on or prior to March 31, 2026, the sole use of the proceeds of which (after expenses attributable to the financing) is the repayment or refinancing of indebtedness outstanding as of the Settlement Date, shall be used to repay, in whole or in part, first the Second Note and then the First Note (but not more than the amount of the then-current principal plus accrued interest with respect to each Note) no later than three (3) business days following consummation of such financing. A “Payment Event” means the occurrence of one or more of the following events within three years from the Settlement Date: (i) a debt or equity financing by a Covered Entity (including an initial public offering), excluding a financing where the sole use of net proceeds (after expenses attributable to the financing) is (x) to finance the acquisition of equipment to be added to inventory or (y) to fund all or a portion of the payment of the Notes); (ii) a sale or exchange by a Covered Entity or its shareholders of any of its interest in a Covered Entity, whether directly or indirectly; (iii) a sale or exchange of assets constituting 20% or more of the book value of e2’s consolidated total assets as of the end of the most recently completed calendar quarter by a Covered Entity, other than the sale of inventory in the ordinary course of business; or (iv) a change of control of a Covered Entity. If the Company enters into a definitive agreement with respect to a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses or entities (an “initial business combination”) prior to the maturity date of the Second Note and such initial business combination is consummated, the remaining then-current principal amount of the Second Note shall be cancelled and no further interest shall continue to accrue. However, all interest accrued and unpaid with respect to the Second Note prior to but not including the date of the consummation of any initial business combination shall be due and payable from e2 in connection therewith. Any amount paid by e2 to the Company under the Second Note prior to the consummation of any initial business combination, shall not be required to be returned to e2.

Upon the consummation within 24 months from the Settlement Date of (i) a change of control of e2, Iepreneur Consulting, LLC or any of their respective subsidiaries, assigns and successors (each, a “Covered Entity”), (ii) an initial public offering of a Covered Entity or (iii) another event where the securities of a Covered Entity become publicly listed on a national securities exchange (each, a “Trigger Event”), e2 is required to make a cash payment to the Company in an amount equal to 6.5% of the portion of the equity value of e2 in excess of $500 million implied by such Trigger Event (such payment, the “Trigger Event Payment”). If, at the time of a Trigger Event, the Company has entered into a definitive agreement for an initial business combination, but such initial business combination has not yet been consummated, then any Trigger Event Payment shall instead be deposited by e2 into an escrow account. If such definitive agreement for an initial business combination is terminated, the Trigger Event Payment will be released to the Company, and if such initial business combination is consummated, the Trigger Event Payment will be released to e2.

The foregoing description of the Settlement Agreement and the Notes are qualified in its entirety by reference to the full text of the Settlement Agreement and the Secured Promissory Note, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Business Combination Agreement and all ancillary agreements entered into in connection therewith is incorporated by reference in this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1*	Settlement Agreement, dated as of October 14, 2025, by and among the Company, e2, the Sponsor and Merger Sub.

10.2*	Secured Promissory Note, dated as of October 14, 2025, issued to the Company by e2.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted annex, schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2025

NABORS ENERGY TRANSITION CORP. II

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

4